EXHIBIT 3.4
CERTIFICATE OF MERGER
MERGING GOLD ENERGY, LLC
INTO GOLD ENERGY, LLC
     The undersigned, desiring to merge Gold Energy, LLC, a Minnesota limited liability company (“Gold Energy Minnesota”), into Gold Energy, LLC, a North Dakota limited liability company (“Gold Energy North Dakota”), under and pursuant to the provisions of the North Dakota Limited Liability Company Act, adopt the following Certificate of Merger:
     1. Name and Jurisdiction. The merging business entities are Gold Energy, LLC, a limited liability company formed and existing under the laws of the State of Minnesota, and Gold Energy, LLC, a limited liability company organized and existing under the laws of the State of North Dakota.
     2. Agreement and Plan of Merger. An Agreement and Plan of Merger has been authorized, approved and certified by the Governors and Members of Gold Energy Minnesota pursuant to its Member Control Agreement and the sole governor and sole member of Gold Energy North Dakota in accordance with the requirements of N.D. Cent. Code § 10-32-102.
     3. Effective Date. The merger shall be effective on the later of November 9, 2005 or the effective date of the filing of this Certificate of Merger with the North Dakota Secretary of State.
     4. Surviving Business Entity. The name of the surviving business entity shall be “Gold Energy, LLC.”
     5. Registered Office and Agent. The address of the registered office of the surviving entity in the State of North Dakota is: 1183 6th Street, Wahpeton, North Dakota 58075, and the name of its initial registered agent at such address is Les Nesvig.
     6. Amendments to Organizational Documents. No amendments or changes to the organizational documents of the Surviving entity are desired, and the organizational documents of the Surviving entity shall be its organizational documents.
     7. Executed Agreement. A copy of the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving entity at 1183 6th Street, Wahpeton, North Dakota 58075. A copy of the Agreement will be furnished by the surviving entity, upon request and without cost, to any member of the merging entities.
     IN WITNESS WHEREOF, we have hereunto subscribed our names this 9th day of November, 2005.

GOLD ENERGY, LLC	GOLD ENERGY, LLC

By: /s/ Les Nesvig	By: /s/ Les Nesvig

Its: President	Its: Governor

STATE OF NORTH DAKOTA		:
:ss.
COUNTY OF RICHLAND		:
     On this 9th day of November, 2005, before me, the undersigned, a Notary Public in and for the State of North Dakota, personally appeared Les Nesvig, to me personally known, who, being by me duly sworn, did say that he is the President of Gold Energy, LLC, a Minnesota limited liability company, executing the within and foregoing instrument, that no seal has been procured by the said limited liability company; that said instrument was signed on behalf of said limited liability company by authority of its Board of Governors and Members; and that the said Les Nesvig as such President acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company, by it and by him voluntarily executed.

/s/ Arlene B. Lovgren

Notary Public

in and for the State of North Dakota

STATE OF NORTH DAKOTA		:
:ss.
COUNTY OF RICHLAND		:
     On this 9th day of November, 2005, before me, the undersigned, a Notary Public in and for the State of North Dakota, personally appeared Les Nesvig, to me personally known, who, being by me duly sworn, did say that he is the sole Governor of Gold Energy, LLC, a North Dakota limited liability company, executing the within and foregoing instrument, that no seal has been procured by the said limited liability company; that said instrument was signed on behalf of said limited liability company by authority of its sole member and sole Governor; and that the said Les Nesvig as such Governor acknowledged the execution of said instrument to be the voluntary act and deed of said company, by it and by him voluntarily executed.

/s/ Arlene B. Lovgren

Notary Public

in and for the State of North Dakota